TIDAL TRUST III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 153 and Amendment No. 156, to the Registration Statement on Form N-1A of VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF, VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF, VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF and VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 26, 2025